                       DAIMIER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: NOVEMBER 1998
DISTRIBUTION DATE: 12/21/98

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                    Certificate Amount
                                                                                                   ----------------------
   (i)    Principal Distribution
               Class A Amount                                                   $16,294,199.73      $20.490999
               Class B Amount                                                      $429,535.66       $6.340960

  (ii)    Interest Distribution
               Class A Amount                                                      $922,947.75       $1.160666
               Class B Amount                                                       $78,623.33       $1.160666

 (iii)    Monthly Servicing Fee                                                    $171,208.73       $0.198404
               Monthly Supplemental Servicing Fee                                        $0.00       $0.000000
               Class A Percentage of the Servicing Fee                             $157,768.84       $0.198404
               Class A Percentage of the Supplemental Servicing Fee                      $0.00       $0.000000
               Class B Percentage of the Servicing Fee                              $13,439.89       $0.198404
               Class B Percentage of the Supplemental Servicing Fee                      $0.00

  (iv)    Class A Principal Balance (end of Collection Period)                 $173,028,415.48
          Class A Pool Factor (end of Collection Period)                            21.759431%
          Class B Principal Balance (end of Collection Period)                  $14,739,805.33
          Class B Pool Factor (end of Collection Period)                            21.759431%

   (v)    Pool Balance (end of Collection Period)                              $187,768,220.79


  (vi)    Class A Interest Carryover Shortfall                                           $0.00
          Class A Principal Carryover Shortfall                                          $0.00
          Class B Interest Carryover Shortfall                                           $0.00
          Class B Principal Carryover Shortfall                                 ($1,060,870.01)

 (vii)    Amount Otherwise Distributable to the Seller that is
          Distributed to Either the Class A or Class B Certificateholders                $0.00       $0.000000

(viii)    Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                                   $27,721,276.49
               Class B Amount                                                            $0.00

  (ix)    Aggregate Purchase Amount of Receivables repurchased by                        $0.00
          the Seller or the Servicer

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